Exhibit 8.1

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

June 26, 2015

Microchip Technology Incorporated

2355 W. Chandler Blvd.

Chandler, AZ 85224

Ladies and Gentlemen:

We have acted as counsel to Microchip Technology Incorporated, a Delaware corporation (“Microchip”), in connection with (i) the preparation and execution of the Agreement and Plan of Merger, dated as of May 7, 2015, by and among Microchip, Mambo Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mambo Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub LLC”) and Micrel, Incorporated, a California corporation (“Micrel”) (the “Agreement”) and (ii) the preparation and filing of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Microchip, which includes the information/proxy statement-prospectus relating to the Merger (as defined below) (the “Proxy Statement-Prospectus”).

Pursuant to the Agreement, (i) Merger Sub will be merged with and into Micrel (the “First Step Merger”), with Micrel continuing as the surviving entity of the First Step Merger and as a wholly-owned subsidiary of Microchip and (ii) as soon as practicable following the First Step Merger on the Closing Date and as the second step in a single integrated transaction with the First Step Merger, Microchip will cause Micrel to merge with and into Merger Sub LLC, a disregarded entity for U.S. federal income tax purposes, with Merger Sub LLC continuing as the surviving entity (the “Second Step Merger,” and taken together with the First Step Merger, the “Merger”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement-Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the effective time of the Second Step Merger of the statements, representations and warranties made by Microchip, Merger Sub, Merger Sub LLC and Micrel in the Agreement or the Proxy Statement-Prospectus; (iii) the continuing truth and accuracy at all times through the effective time of the Second Step Merger of the certificates of representations provided to us by Microchip, Merger Sub, Merger Sub LLC and Micrel; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Microchip, Merger Sub, Merger Sub LLC and Micrel or similarly qualified are true and accurate, and will continue to be true and

Microchip Technology Incorporated

June 26, 2015

accurate at all times through the effective time of the Second Step Merger, without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations to be made by Microchip and Micrel referred to above, which we have assumed will be true as of the effective time of the Second Step Merger.

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the Proxy Statement-Prospectus under the heading “Material U.S. Federal Income Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement-Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation